As filed with the Securities and Exchange Commission on June 7, 2018	Registration No. 333-211122 Registration No. 333-171197 Registration No. 333-171195 Registration No. 333-162780 Registration No. 333-146708 Registration No. 333-144443

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-211122

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-171197

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-171195

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-162780

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-146708

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-144443

UNDER

THE SECURITIES ACT OF 1933

DEX LIQUIDATING CO.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-3287832

(IRS Employer Identification No.)

7 West 41st Avenue - #245

San Mateo, CA 94403

(650) 364-9975

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew English

Chief Restructuring Officer

Dex Liquidating Co.

7 West 41st Avenue - #245

San Mateo, CA 94403

(650) 364-9975

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nancy H. Wojtas

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

   Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐	Non-accelerated filer☐	Smaller reporting company☑
		(Do not check if a smaller reporting company)	Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements of Dex Liquidating Co. (previously Dextera Surgical Inc., and before that Cardica, Inc., the “Company”) on Form S-3 (collectively, the “Registration Statements”):

1.              Registration No. 333-211122, registering $100,000,000 of shares of securities, effective June 1, 2016, as previously filed with the SEC on May 4, 2016.

2.              Registration No. 333-171197, registering $40,000,000 of securities, effective February 7, 2011, as previously filed with the SEC on December 15, 2010, and amended January 13, 2011, and February 4, 2011.

3.              Registration No. 333-171195, registering 6,180,288 shares of Common Stock, effective February 7, 2011, as previously filed with the SEC on December 15, 2010, and amended January 13, 2011.

4.              Registration No. 333-162780, registering 12,213,128 shares of Common Stock, effective November 13, 2009, as previously filed with the SEC on October 30, 2009.

5.              Registration No. 333-146708, registering $40,000,000 of, and an additional 2,579,795 shares of, Common Stock, effective October 19, 2007, as previously filed with the SEC on October 15, 2007.

6.              Registration No. 333-144443, registering 2,876,684 shares of Common Stock, effective July 18, 2007, as previously filed with the SEC on July 10, 2007.

The offerings contemplated by the Registration Statements have been terminated.  In accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offering, the Company hereby removes from registration all shares registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, State of California, on June 6, 2018.

Dex Liquidating Co.
By:	/s/ Matthew English
Matthew English
Chief Restructuring Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Matthew English	Chief Restructuring	June 6, 2018
Matthew English	Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael A. Bates	Director	June 6, 2018
Michael A. Bates

/s/ Julian Nikolchev	Director	June 6, 2018
Julian Nikolchev

‘